                                                                    Exhibit 10


                           PURCHASE AND SALE AGREEMENT


          This Agreement made and entered into this 26th day of December, 2000, by and between Eagle Transport, Inc., and Eagle Transportation Services, Inc., Ohio corporations, collectively hereinafter referred to as "Seller," Ron Flowers and Cynthia Flowers , hereinafter collectively referred to as "Stockholders," and Gasel Transportation Lines, Inc., an Ohio corporation , hereinafter referred to as "Buyer."

          The parties hereto agree as follows:

1.   PURCHASE AND SALE.

          Buyer hereby agrees to purchase from Seller and Seller hereby agrees to sell to Buyer all of the tangible property belonging to Seller and as described as follows:

          (a) All Tractors and Refrigerated and Dry Van Trailers as per Schedule A attached hereto.

          In addition, Buyer hereby agrees to purchase from Seller and Seller hereby agrees to sell to Buyer all of the intangible property belonging to Seller and as described as follows:

          (b) Seller's names, aliases, the rights to the phone numbers, customer lists, contact lists, and generally the "book of business" owned by Seller.

          This Purchase and Sale Agreement does not include the real estate or related warehousing operations of Seller and/or Stockholders.

2.   PURCHASE PRICE.

          The purchase price for all of the tangible property being sold hereunder shall be equal to the amount of debt encumbering such property on the Closing date and payable at Closing as follows:

          (a) For those assets which are encumbered, payment of the debt encumbering such assets, or an assumption of the liability thereon together with an agreement from the lender releasing Stockholders from any personal liability thereon and an indemnification agreement from Buyer in a form attached hereto and acceptable to Seller whereby Buyer assumes all of the liability for payment to the lienholder and indemnifies Seller from any liability with respect to such debt. The amount of debt encumbering the assets is set forth on Schedule A.

          The purchase price for all of the intangible property being sold hereunder shall be Five Hundred Sixty-two Thousand Five Hundred Dollars ($562,500.00) and payable at Closing as follows:

          (b) A certificate for common shares of Buyer registered in the name of the Seller for one hundred seventy-five thousand (175,000) shares. The shares shall not be registered with the Securities & Exchange Commission ("SEC"); provided, however, that Seller, or its assigns, shall have the right to piggy-back any Buyer registration statement being filed with the SEC after one year from the Closing date, without cost to Seller, or its assigns, and register the Seller's, or its assigns, shares for sale.

          (c) A bank cashier's check in the amount of One Hundred Fifty Thousand Dollars ($150,000.00) payable to the Seller.

          (d) A promissory note from Buyer for the balance of the purchase price of One Hundred Fifty Thousand Dollars ($150,000.00) payable to the Seller. The terms of the promissory note shall be that it shall bear interest at ten percent (10%) per annum, and shall be payable monthly at the rate of two percent (2%) of gross revenues derived by Buyer from the Eagle Division, as defined herein, for the previous month, payment to be applied first to interest, until the principal amount shall have been paid in full.

          (e) Delivery to Seller of two warrants to purchase common shares of Buyer, one to purchase 100,000 common shares at an exercise price of $2.50 per share, and one to purchase 75,000 common shares at an exercise price of $3.00 per share; the warrants shall provide that they are exercisable any time after the expiration of 1 year from the Closing date and shall expire 10 years from the Closing date and shall have an anti-dilution provision. No value is prescribed to these warrants with respect to the purchase price.

          The purchase price shall be allocated among the assets being purchased as set forth on Schedule B, which shall be prepared by Buyer and attached hereto within thirty (30) days after the Closing date.

3.   STOCKHOLDERS' WARRANTY OF OWNERSHIP OF STOCK AND AUTHORITY TO SELL.

          Stockholders represent and warrant to Buyer that they are the owner and holder of all the issued and outstanding capital stock of Seller and hereby consent to the sale of the assets of the Seller on the terms and conditions set forth herein. Seller agrees to furnish Buyer with a certified copy of a resolution of the Boards of Directors authorizing the sale hereunder.

4.   DATE OF SALE AND CLOSING.

          The sale shall be completed on the "Closing date" as set forth in
Section 5 hereof, and title to and possession of the property being sold hereunder shall pass to Buyer on that date, subject to the following:

          (a) The closing shall take place in the offices of Seller or at such other place as the parties may agree.

          (b) At closing Seller shall deliver a bill of sale for all of the property being purchased hereunder and assignments of certificates of title for the tractors and trailers from Seller to Buyer, duly executed and acknowledged by Seller.

          (c) Delivery by Buyer to Seller of evidence that Stockholders have been released from any personal liability with respect to the tangible property being acquired hereunder, and if applicable, an Indemnification Agreement, a certificate for the common shares in Buyer in an amount as set forth hereinabove, delivery of the bank cashier's check in the amount of One Hundred Fifty Thousand Dollars ($150,000.00), delivery of the two warrants to purchase common shares of the Buyer in the amounts set forth hereinabove, and delivery of a promissory note from Buyer in an amount as set forth above and in a form as agreed to by the parties hereto, in the aggregate total amount of the purchase price and payable as set forth in
     Section 2, above.

          (d) Possession and delivery of the tractors and refrigerated and dry van trailers shall be made at the offices of Seller; however, for those tractors and trailers that are not located at the offices of the Seller on the Closing date because they are enroute, delivery and possession may be delayed until they return to the Seller's offices, but no later than thirty
     (30) days after closing. Transfer of such equipment shall be effective as of the Closing date, and Buyer shall assume use of the such equipment as of January 1, 2001, have the right to the income and be responsible for all costs and expenses associated with such equipment thereafter.

5.   CLOSING DATE.

          The Closing date shall be before January 1, 2001, to be effective on such date, unless extended by agreement of the parties.

6.   INSTRUMENTS OF FURTHER ASSURANCE.

          Following the Closing date Seller will, on request of Buyer, execute and deliver to Buyer such further instruments in writing as may be required to complete or evidence the transaction herein provided for and Buyer will, on request, execute and deliver like instruments to Seller

7.   OPERATIONS UNTIL CLOSING.

          Seller agrees that is shall not between the date hereof and the Closing date, enter into any transaction affecting the properties to be sold hereunder other than in the usual and ordinary course of business. Seller agrees to maintain in effect insurance policies on the property, up to and including the Closing date hereunder or through December 31, 2000.

8.   SALES, PURCHASE, OR USE TAX.

          Any sales, purchase, or use tax under the law of the State of Ohio or of any county, city, or subdivision thereof which may be payable by reason of the sale of all or any portion of the property under this agreement shall be borne by Buyer.

9.   RECORDS.

          Title to all of Seller's records, documents, and papers of every kind and nature pertaining to the business in which the assets sold hereunder were used shall remain in Seller (except that Seller shall give to Buyer a list of Seller's customers), but any thereof which Buyer may reasonably require for use in connection with the operation of said business after the Closing date shall either be delivered to Buyer or made available to it in such manner as may best meet the respective needs of the parties. In any case the party receiving or retaining such records shall make them available to the other during a period of six months following the Closing date. After the expiration of said six months period either shall, before destroying any of such records received by it, offer them to the other.

          Buyer shall promptly forward to Seller all correspondence, mail, payments, and documents received by Buyer after the Closing date which relate to the operations of the Seller's business occurring prior to the closing.

10.  USE OF CORPORATE NAME.

          Buyer shall have the right to use the name Eagle Transport, Inc., and Eagle Transportation Services, Inc. and Seller and Stockholders agree that they will not authorize anyone else to use said name or any names substantially similar thereto, and that they will not use said name or any names substantially similar thereto except in the course of winding up the affairs of Seller. Buyer agrees to indemnify and hold harmless Seller and Stockholders from any and all liabilities or claims that might arise from the use of such name by Buyer. Buyer and Seller agree that Buyer is not acquiring the warehousing business of Seller and that Seller shall be entitled to use of the Eagle name in association with the name "Warehousing" to designate Seller's warehousing business.

11. DELIVERY OF POSSESSION; DESTRUCTION OR DAMAGE OF PROPERTY PRIOR TO CLOSING; FORCE MAJEURE.

          At the time of closing, all property agreed to be sold hereunder shall be delivered to Buyer in the same condition as at the close of business on the date of execution of this Agreement, except for ordinary use and wear thereof, changes occurring in the ordinary course of business between said date and the Closing date, and damage or loss from causes beyond the reasonable power and control of Seller; provided, however, that if at the time of closing the tractors, trailers, machinery, equipment, and other tangible property to be sold hereunder shall have suffered loss or damage on account of fire, flood, accident, act of war, civil commotion, or any other cause or event beyond the reasonable power and control of Seller (whether or not similar to the foregoing), to an extent that substantially affects the value of the property to be sold hereunder, Buyer shall have the right at its election to complete the purchase, in which event it shall be entitled to all insurance proceeds (excluding use and occupancy insurance proceeds) collectible by reason of such loss or damage or, if it does not so elect, it shall have the right, which shall be in lieu of any other right or remedy whatsoever, to terminate this contract. In the latter event all parties shall be released from liability hereunder. If such loss or damage does not substantially affect the value of such property, Buyer shall complete the sale but shall be entitled to all insurance proceeds (excluding use and occupancy insurance proceeds) collectible by reason of such loss or damage. In any case where Buyer shall become entitled to insurance proceeds by reason of loss or damage to assets agreed to be sold hereunder as above provided, the purchase price of the assets so lost or damaged shall not be reduced because of such loss or damage. Loss or damage shall be considered to affect substantially the value of said property within the meaning of this section if the purchase price allocated to such assets so lost or damaged exceeds thirty percent (30%) of the purchase price for all such tangible assets.

          Except as provided above, if for any cause beyond the reasonable power and control of Seller it shall be unable to complete the sale hereunder in accordance with its terms, Buyer may elect to accept as full performance such partial performance by Seller as shall not be so prevented or if it does not so elect its sole and exclusive remedy shall be to terminate this contract. In the latter event all parties shall be released from all liability hereunder.

12.  NOTICES.

          All notices required or permitted to be given hereunder shall be in writing and shall be sent by first-class mail postage prepaid, deposited in the United States mail, and if intended for Stockholders or Seller shall be addressed to Ron Flowers, at P.O. Box 1322, Dublin, Ohio 43017 and if intended for Buyer shall be addressed to Michael J. Post at P.O. Box 1199, Marietta, Ohio 45750. Any party may by written notice to the others change the address for notices to be sent to it.

13.  ASSIGNABILITY; SUCCESSORS AND ASSIGNS.

          This agreement or any interest therein shall be assignable by Buyer without the prior written consent of Seller so that Buyer may be able to obtain refinancing of the tangible assets in order to have funds available at closing. The provisions of this Agreement shall inure to the benefit of and bind the successors and assigns of Seller, Stockholders and Buyer and their executors, administrators, heirs, successors, and assigns.

14.  WARRANTIES OF SELLER.

          Buyer has been afforded full opportunity to examine the tangible personal property to be purchased by it hereunder and no representations or warranties whatever with respect thereto are made by Seller and Stockholders or any of them, except that:

          (a) Seller will have at the Closing date and will convey to Buyer good and marketable title to all tangible property agreed to be sold by Seller hereunder free and clear of any lien or encumbrance, except for those specifically assumed by the Buyer and for which Buyer shall have obtained the release of Stockholders from any personal liability with respect thereto and shall have indemnified Seller with respect to payment of such assumed liability.

          (b) Seller has obtained, or will obtain before the Closing date, all consents, releases, and permission of any kind or nature, whether from the public authorities or otherwise, which may be required in connection with the sale of Seller's assets or any part thereof under the provisions of this agreement.

          Seller and Stockholders have provided to Buyer financial statements for Eagle Transport, Inc. and Eagle Transportation Services, Inc., including balance sheets and income statements for the years ending December 31, 1999, and 1998, and for the interim period ending September 30, 2000, together with copies of the tax returns for the Seller companies for the years 1999 and 1998. Seller and Stockholders represent and warrant that these financial statements have been prepared in accordance with generally accepted accounting principles, that to the best of their knowledge and belief, that they fairly and accurately reflect the business and assets of the Seller companies as of the date of the statements and returns, and that Seller and Stockholders recognize and acknowledge that Buyer has relied upon these statements and returns in evaluating the business of the Seller and determining the value of the Seller's assets being purchased hereunder.

15.  BUYER'S REPRESENTATIONS.

          Buyer is a corporation in good standing under the laws of the State of Ohio and has been duly authorized to enter into this agreement and at closing it will be duly authorized to purchase the property being sold hereunder. Buyer is a registered company under Section 12(G) of the Securities Exchange Act of 1934, as amended, and is current on all filings required to be made by Buyer. Buyer represents and warrants that the information contained in its last filed Amended Form 10-SB and the Forms 10-QSB that were filed subsequent thereto, were true and accurate as of the date they were filed.

          Buyer will obtain liability insurance on the tractors and trailers from the date of closing in an amount of not less than $1,000,000 and will maintain same and hold harmless and indemnify Seller and Stockholders from any and all liabilities and claims that may arise from the use of the tractors and trailers being sold hereunder pending completion of the transfer of the titles to such equipment from Seller to Buyer.

16.  EAGLE DIVISION OF BUYER.

Buyer is purchasing the "book of business" and other intangibles of Seller for the express purpose of maintaining the logistics and shipping business of Seller at its existing offices and expanding such business. For purposes of this Agreement, this office shall be referred to as the Eagle Division. Although billing for shipping services that are arranged out of the Eagle Division shall be done from the Buyer's offices in Marietta, Ohio, and Buyer shall determine if it will accept business from shippers arranged by the Eagle Division, accounting for the gross revenues of the Eagle Division shall be done by Buyer so that it can be determined what are the gross revenues for this division.

17.  STOCKHOLDERS EMPLOYMENT.

          From and after the Closing date, Buyer shall employ Ron Flowers as an executive officer at an annual salary of $105,000, payable in periodic payments as the other employees are paid. Said employment shall be through an employee leasing arrangement with PeopLease, Corporation, and Ron Flowers shall be entitled to all of the benefits that employees of Buyer who are leased from PeopLease, Corporation are entitled to receive. Employment shall be for a one year term commencing January 1 2001, and shall continue for additional one year terms unless either Buyer or Ron Flowers parties shall notify the other in writing at least sixty days prior to the expiration of a one year term that the employment agreement will not be extended. For a term of 2 years after he terminates employment with Buyer, Ron Flowers shall not enter into employment with another common and contract general commodities motor freight company or own an interest therein; provided, however, that this non-competition clause shall not be valid unless Ron Flowers is terminated for "good cause" or the annual gross revenues of the Eagle Division are less than Seven Million Five Hundred Thousand Dollars ($7,500,000). "Good cause" shall be defined as the inability of Ron Flowers to render services or perform his duties by reason of illness, incapacity or injury for a period of sixty (60) consecutive days, his death, or the commission by him of any act of misconduct or insubordination. Further, such non-competition clause shall not be valid if he is terminated by reason of the Buyer ceasing its business operations by reason of merger, consolidation, sale of all or substantially all of its assets, dissolution or winding up the affairs of the Buyer, or the Buyer not extending the contract beyond the expiration of a one year term. Ron Flowers and Buyer may enter into a separate employment agreement to further define the provisions of this paragraph, and is such event, the terms of the employment agreement shall be controlling.

          In addition to his salary, Ron Flowers shall be entitled to receive five thousand (5,000) warrants to purchase common shares of the Buyer at an exercise price of $2.50 per share, adjusted for any stock divisions after the Closing date, for each One Million Dollars ($1,000,000) in gross revenues per annum that the gross revenues of the Eagle Division shall exceed Nine Million Dollars ($9,000,000) per annum. Said warrants shall be exercisable at any time after their issuance, shall have an expiration date of ten (10) years from issuance, but must be exercised while Stockholders is an employee of Buyer (including through the PeopLease Corporation, or some similar employee leasing arrangement) or within six (6) months after his termination of employment. Ron Flowers shall also be entitled to reimbursement for his auto expenses at an amount equal to the greater of the actual mileage driven on Buyer business at a rate of $0.32 per mile or the monthly payment for leasing or purchasing such vehicle.

          Further, at Closing, or as soon thereafter that Buyer shall obtain Officers and Directors liability insurance for errors and omissions, Buyer shall expand its Board of Directors to 5 members, and shall include Ron Flowers as one of the Directors. Buyer shall diligently pursue obtaining such insurance so that Ron Flowers may be included on the Board of Directors as quickly as possible after the closing.

          Buyer would like to have Cynthia Flowers available to provide information and to assist Ron Flowers from time to time. She agrees to do so in exchange for reimbursement of her auto expenses at an amount equal to the greater of the actual mileage driven on Buyer business at a rate of $0.32 per mile or the monthly payment for leasing or purchasing her current vehicle.

          For a term of 2 years after the Closing date, Cynthia Flowers shall not enter into employment with another common and contract general commodities motor freight company or own an interest therein; provided, however, that this non-competition clause shall not be valid if the Buyer ceases its business operations by reason of merger, consolidation, sale of all or substantially all of its assets, dissolution or winding up its affairs.

18.  CONDITIONS PRECEDENT.

          Because they are invaluable to the business of Seller that Buyer is purchasing hereunder, the employment of Stockholders is important to Buyer being able to operate the Eagle Division after this transaction is completed. Therefore, the Stockholders agreeing to the employment arrangements mentioned herein with respect to each of them, as evidenced by their executing this Agreement individually with respect to these employment arrangements is a condition precedent to Buyer closing this transaction.

19.  OFFICE RENTAL.

          From and after the Closing date, Stockholders, through their company, ETS Leasing, Ltd., shall lease to Buyer, and Buyer shall lease from Stockholders' company, the current offices of Seller, which shall include utilities and the upstairs office space located in warehouse #1, for the Eagle Division, at a monthly rental rate of $3,000. The office space shall include the use of the following that are currently used by Seller in its business at the existing office facility: telephone system, furniture, office equipment, and computers. Any additional items that shall be needed for the Eagle Division shall be the responsibility of Buyer to obtain.

          Within sixty (60) days of Closing date, Buyer and ETS Leasing, Ltd., shall enter into a written lease for the office memorializing the forgoing paragraph. Said lease agreement shall include that the lease is for a term of 5 years, with the right of Buyer to renew the lease for two additional five year terms at a rate as agreed by the parties to the lease, or if they cannot agree, at an increased rate of 10% from the rate for the previous term. Said lease shall provide that it may be terminated by Buyer upon 120 days prior written notice.

20.  NO OTHER AGREEMENTS, WARRANTIES, OR UNDERSTANDINGS.

          All terms, covenants, and conditions of this agreement are set forth herein and there are no warranties, agreements, or understandings, express or implied, except such as are expressly set forth herein.

21.  APPLICABLE LAW.

          This agreement is to be governed by and construed under the laws of the State of Ohio.

22.  ARBITRATION.

          All disputes and claims relating to any provision of this Agreement, or relating to or arising out of the parties' relationship or creation or termination thereof (including, without limitation, any claim that any provision of this Agreement or any obligation of Seller, Buyer or Stockholders is illegal or otherwise unenforceable or voidable under any law, ordinance or ruling) shall be settled by arbitration in Columbus, Ohio, in accordance with the United States Arbitration Act (9 U.S.C. Section 1 et sec.) and the rules of the American Arbitration Association. All awards of the arbitration shall be binding and non-appealable except as otherwise provided in the United States Arbitration Act. Judgment upon the award of the arbitrator may be entered in any court having jurisdiction thereof.

23.  HEADINGS.

          The headings contained herein are for convenience only and shall have no meaning in the construction of this agreement.

/s/ Kristi Kress             BUYER
----------------------       Gasel Transportation Lines, Inc.
Witness Kristi Kress


/s/ Terri H. Foltz           By /s/ Michael J. Post
----------------------          ------------------------------
Witness Terri H. Foltz          Michael J. Post, President


/s/ Kristi Kress             SELLER
---------------------        Eagle Transport, Inc.
Witness Kristi Kress


/s/ Terri H. Foltz           By /s/ Ron Flowers
----------------------          -------------------------------
Witness Terri H. Foltz          Ron Flowers, President


/s/ Kristi Kress             By /s/ Cynthia Flowers
----------------------          -------------------------------
Witness Kristi Kress            Secretary


/s/ Terri H. Foltz           Eagle Transportation Services, Inc.
----------------------
Witness Terri H. Foltz


/s/ Kristi Kress             By /s/ Ron Flowers
-----------------------         --------------------------------
Witness Kristi Kress            Ron Flowers, President


/s/ Terri H. Foltz
-----------------------
Witness Terri H. Foltz


/s/ Kristi Kress             By /s/ Cynthia Flowers
-----------------------         ---------------------------------
Witness Kristi Kress            Secretary


/s/ Terri H. Foltz
----------------------
Witness Terri H. Foltz


/s/ Kristi Kress             STOCKHOLDERS
----------------------
Witness Kristi Kress


/s/ Terri H. Foltz           /s/ Ron Flowers
----------------------       -----------------------------------
Witness Terri H. Foltz       Ron Flowers


/s/ Kristi Kress             /s/ Cynthia Flowers
----------------------       -----------------------------------
Witness Kristi Kress         Cynthia Flowers


/s/ Terri H. Foltz
----------------------
Witness Terri H. Foltz

I agree to be employed by Buyer in accordance with the terms set forth hereinabove for my Employment.

Dated: 12/26/00              /s/ Ron Flowers
      ----------             ----------------------------------
                             Ron Flowers


Dated: 12/26/00              /s/ Cynthia Flowers
      ----------             ----------------------------------
                             Cynthia Flowers


Sworn to before me and subscribed in my presence this 26th day of December 2000 by Michael J. Post, President, Ron Flowers, President, Cynthia Flowers, Secretary, Ron Flowers, President, Cynthia Flowers, Secretary, Ron Flowers, Stockholder and Cynthia Flowers, Stockholder.

CHRISTINE A. PULLINS                    /s/ Christine A. Pullins
NOTARY PUBLIC STATE OF OHIO             ------------------------
[Commission Expiration Illegible]       Notary Public


                            [SEAL]


                                   Schedule A

     UNIT        YEAR          MAKE          VRIH             VIN #               LENGTH        LOAN
   TRAILERS                                                                                  12/31/2000
     5300        1999          MONON          IV        1NNVA5322YM323596           53      $181,359.00
     5301        1999          MONON          IV        1NNVA5324YM323597           53           X
     5302        1999          MONON          IV        1NNVA5326YM323598           53           X
     5303        1999          MONON          IV        1NNVA5328YM323599           53           X
     5304        1999          MONON          IV        1NNVA5320YM323600           53           X
     5305        1999          MONON          IV        1NNVA5322YM323601           53           X
     5306        1999          MONON          IV        1NNVA5324YM323602           53           X
     5307        1999          MONON          IV        1NNVA5326YM323603           53           X
     5308        1999          MONON          IV        1NNVA5328YM323604           53           X
     5309        1999          MONON          IV        1NNVA532XYM323605           53           X
      510        1995          MONON          IV        1NNVA4829SM232562           48
      520        1995          MONON          IV        1NNVA4822SM232564           48
      530        1995          MONON          IV        1NNVA4820SM232563           48
      540        1995          MONON          IV        1NNVA4824SM232565           48
     8403        1996           GD            R         1UYVS2481LT428403           48
     8405        1996           GD            R         1UYVS2485LT428405           48
      550        1996          MONON         VIH        1NNVA4828TM268924           48       $9,995.91
      560        1996          MONON         VIH        1NNVA482XTM268925           48           X
      570        1996          MONON         VIH        1NNVA4821TM268926           48           X
      580        1996          MONON         VIH        1NNVA4823TM268927           48           X
      590        1996          MONON         VIH        1NNVA4825TM268928           48           X
      600        1996          MONON         VIH        1NNVA4827TM268929           48           X
     5310        1996          MONON          V         1NNVA5325TM290294           53       $4,826.96
     5320        1996          MONON          V         1NNVA5329TM290296           53           X
     5330        1996          MONON          V         1NNVA5327TM290295           53           X
     5340        1996          MONON          V         1NNVA5320TM290297           53           X
     8400        1996         UTILITY         R         1UYVS2849TM667014           48       $4,496.48
     4801        1993         UTILITY         R         1UYVS2487PM022125           48
     8401        1998       TRAILMOBILE       R         1PT01ADH9W9003762           48       $9,541.46
     8402        1998       TRAILMOBILE       R         1PT01ADH9W9003763           48           X
      610        1998          MONON          IV        1NNVA4825WM299830           48
      620        1998          MONON          IV        1NNVA4827WM299831           48
      630        1998          MONON          IV        1NNVA4820WM299833           48
      650        1998          MONON          IV        1NNVA4829WM299832           48
     8404        1994           GD            R         1GRAA9626RB023403           48       $8,860.13
     8406        1994           GD            R         1GRAA9622RB023401           48           X
     8407        1994           GD            R         1GRAA9622RB023303           48           X
     5350        1999       TRAILMOBILE       R         1PTO1ANHXX9005150           53
     5360        1999       TRAILMOBILE       R         1PTO1ANH1X9005151           53
     8408        1992           GD            R         1GRAA9621NB126223           48
     8409        1992           GD            R         1GRAA9620NB126245           48
     8410        1992           GD            R         1GRAA9623NB126207           48
     8411        1992           GD            R         1GRAA9626NB126217           48
     5370        2000       TRAILMOBILE       R         1PT01ANH8Y8001461           53       $48,123.33
     5380        2000       TRAILMOBILE       R         1PTO1ANHXY8001462           53           X
    260953       1999          MONON          IV        1NNVA5326XM314169           53         LEASE
    260954       1999          MONON          IV        1NNVA5322XM314170           53         LEASE
    260955       1999          MONON          IV        1NNVA5324XM314171           53         LEASE
    260956       1999          MONON          IV        1NNVA5326XM314172           53         LEASE
     TOTAL                                                                                  $267,203.27


     UNIT        YEAR          MAKE          VRIH              VIN#               LENGTH        LOAN
                                                                                            DEC 29,2000
   TRACTORS                                  S-D
      294        1999          VOLVO          S         4VG7DACH6XN775983                    $59,301.74
      295        1999          VOLVO          S         4VG7DACHXXN775985                    $59,301.74
      296        1999          VOLVO          S         4VG7DACH7XN775992                    $59,301.74
      297        1999          VOLVO          S         4VG7DACH5XN775988                    $59,301.74
      298        1999          VOLVO          S         4VG7DACH3XN775990                    $59,301.74
      491        1999          VOLVO          D         4VG7DACG4WN764412                    $33,841.00
      551        2000      FREIGHTLINER       S         1FUYDXYB8YLF56164                    $73,668.00
      552        2000      FREIGHTLINER       S         1FUYDXYB6YLF56163                    $73,668.00
      553        2000      FREIGHTLINER       S         1FUYDXYBXYLF56165                    $73,668.00
      554        2000      FREIGHTLINER       S         1FUYDXYB4YLF56162                    $73,668.00

     TOTAL                                                                                  $625,021.70


                                 CURRENT        PAYOFF
DESCRIPTION                      BALANCE        DATE              PAYMENT
                                   12/20/2000
          8400 #34               $  4,496.48           Mar-01     $1,666.67 PRINCIPLE PLUS INT
550 THRU 600   HNB               $  9,995.91           May-01     $2,012.76 P & I @ 8.75%              *
8404-8406-8407 #67               $  8,860.13           Mar-01     $2,953.39 PRINCIPLE PLUS INT
5310THRU5340   #42               $  4,826.96           Jul-01      $ 996.00 PRINCIPLE PLUS INT
8401-8402      #83               $  9,541.46           May-01     $2,054.02 PRINCIPLE PLUS INT
5370-5380      #125              $ 48,123.33           Sep-01     $1,244.59 P & I @9.00%  AMORT 125
5300THRU5309   WELLS             $181,359.00           Sep-04     $3,365.31 P&I @ 9.00%                **
260953-260956                    LEASE          TERM 12/01        $  310.00 EACH
           294                   $ 59,301.74           Mar-04     $1,675.97 P&I 7.75%                  $1 BUYOUT
           295                   $ 59,301.74           Mar-04     $1,675.97 P&I 7.75%                  $1 BUYOUT
           296                   $ 59,301.74           Mar-04     $1,675.97 P&I 7.75%                  $1 BUYOUT
           297                   $ 59,301.74           Mar-04     $1,675.97 P&I 7.75%                  $1 BUYOUT
           299                   $ 59,301.74           Mar-04     $1,675.97 P&I 7.75%                  $1 BUYOUT
           491                   $ 33,841.00           Mar-03     $1,371.42 P&I 8.50%
           303                   $ 73,668.00           Aug-04     $1,742.28 P&1 8.5%                   $1 BUYOUT
           304                   $ 73,668.00           Aug-04     $1,742.28 P&1 8.5%                   $1 BUYOUT
           305                   $ 73,668.00           Aug-04     $1,742.28 P&1 8.5%                   $1 BUYOUT
           306                   $ 73,668.00           Aug-04     $1,742.28 P&1 8.5%                   $1 BUYOUT

* AMORT LOAN 2230
** TRAC LEASE 30% RESIDUAL $6,273